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                                                                   Exhibit 10.39

                                  AMENDMENT TO
                   RESTATED AND AMENDED COAL SUPPLY AGREEMENT
                          AND SPOT COAL SUPPLY CONTRACT

         THIS AMENDMENT ("Amendment") is entered into effective as of January 1, 2003, by and between Seminole Electric Cooperative, Inc. (hereinafter referred to as "Buyer"), a Florida corporation, and Webster County Coal, LLC, a Delaware limited liability company (successor-in-interest to Webster County Coal Corporation, a Kentucky corporation), White County Coal, LLC, a Delaware limited liability company (successor-in-interest to White County Coal Corporation, a Delaware corporation), and Alliance Coal, LLC ("Alliance"), as successor-in-interest to Mapco Coal, Inc., and agent for Webster County Coal, LLC and White County Coal, LLC and certain affiliates identified on Schedule I hereto ("Affiliates"), all having an address of 1717 South Boulder Avenue, Tulsa, Oklahoma 74119-4886, (the foregoing companies hereinafter referred to as "Seller").

RECITALS:

         WHEREAS, Buyer and Seller entered into that certain Restated and Amended Coal Supply Agreement, effective February 1, 1986, as amended by Amendment No. 1 dated May 10, 1996, as amended by that certain Interim Coal Supply Agreement, dated May 1, 2000, and as amended by Amendment No. 2, dated February 28, 2002 (hereinafter collectively referred to as the "Coal Supply Agreement"); and

         WHEREAS, Buyer and Webster County Coal, LLC, through its agent Alliance, entered into that certain Spot Coal Supply Contract, effective September 12, 2002, ("Spot Contract"); and

         WHEREAS, from time-to-time Buyer may enter into one or more coal synfuel supply agreements with third parties for the purchase of coal synfuel, which is processed from coal produced or supplied to such third parties by Alliance or any of its Affiliates or by any other intermediary designated by Alliance; and

         WHEREAS, it is the intent of Buyer and Seller that for each ton of coal synfuel Buyer purchases from such third parties, and such third party delivers to Buyer, Buyer and Seller hereby agree to reduce by like amount the quantity of coal to be purchased under the Coal Supply Agreement or the Spot Contract (or any other coal supply agreements as the parties may mutually agree) as is more particularly set forth herein below; and

         WHEREAS, this Amendment is intended to amend the Coal Supply Agreement and the Spot Contract.

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         NOW, THEREFORE, in consideration of the recitals and agreements herein contained, the parties hereto agree as follows:

         1. Amendment No. 2 to the Coal Supply Agreement, dated February 28, 2002, is hereby terminated and replaced in its entirety by this Amendment.

         2.       This Amendment shall be Amendment No. 3 to the Coal Supply
                  Agreement.

         3.       This Amendment shall be Amendment No. 1 to the Spot Contract.

         4. This Amendment shall be incorporated by reference in any other coal supply agreement as the parties may mutually agree.

         5. Hereinafter, the Coal Supply Agreement, the Spot Contract and any other coal supply agreement as the parties may mutually agree, shall collectively be referred to as the "Coal Contracts".

         6. During the respective terms of the Coal Contracts any quantity of coal synfuel purchased by Buyer from third parties, which is processed from coal produced or supplied to such third parties by Alliance, or any of its Affiliates or by any other intermediary designated by Alliance, and delivered by such third party to Buyer, shall reduce the quantity of coal, on a ton-for-ton equivalent basis, required to be purchased by Buyer, and required to be sold by Seller, pursuant to the terms and conditions of each of the respective Coal Contracts. At such time as Buyer and a third party agree to purchase and sell a quantity of coal synfuel, then Buyer and Seller shall agree in writing as to the specific coal under which of the respective Coal Contracts shall be replaced with the coal synfuel.

         7. Except for the equivalent tonnage reduction provision set forth herein, all terms and conditions and obligations between Buyer and Seller set forth in the respective Coal Contracts shall continue in full force and effect. If Buyer reduces, suspends, or terminates its purchases of coal synfuel under any third party coal synfuel supply agreement, and/or either Buyer or such third party terminates the coal synfuel supply agreement for any reason, there shall be no adverse affect on the respective Coal Contracts and Buyer and Seller shall continue to be obligated to fully perform pursuant to the terms and conditions of the respective Coal Contracts. In no event shall any breach, default or non-performance of any agreement between Buyer and a third party under any provision of any coal synfuel supply agreement be the basis for Buyer or Seller, respectively, to claim breach, default or non-performance, or to claim a right of offset, counterclaim or cancellation of any of the Coal Contracts and each of the Coal Contracts shall continue in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year below written, but effective as of the day and year first set forth above.

WEBSTER COUNTY COAL, LLC                 SEMINOLE ELECTRIC COOPERATIVE, INC.

By: /s/ Gary Rathburn                    By: /s/ Richard Midulla
    -------------------------------          -----------------------------------

Title: Sr. Vice President-Marketing      Title: Executive V.P. & General Manager

Date: 1/13/03                            Date: 1/14/03

                                         ALLIANCE COAL, LLC, for itself and
WHITE COUNTY COAL, LLC                   as Agent for WEBSTER COUNTY COAL, LLC,
                                         and WHITE COUNTY COAL, LLC and certain
                                         Affiliates identified on Schedule I
                                         hereto (subject to the proviso therein)

By: /s/ Gary Rathburn                    By: /s/ Gary Rathburn
    ------------------------------           -----------------------------------

Title: Sr. Vice President-Marketing      Title: Sr. Vice President-Marketing

Date: 1/13/03                            Date: 1/13/03

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                                    AMENDMENT

                                   SCHEDULE I

Alliance Coal, LLC's Affiliates currently owned and/or controlled as of the date hereof:

Webster County Coal, LLC;

White County Coal, LLC;

Hopkins County Coal, LLC;

Warrior Coal, LLC;

Gibson County Coal, LLC;

Pontiki Coal, LLC;

Excel Mining, LLC;

Mc Mining, LLC;

Mettiki Coal, LLC;

provided, however, that in the event that Alliance Coal, LLC no longer owns and/or controls any (or all) of the Affiliates identified above, the parties hereto agree that this Amendment shall be terminated and be of no further force or effect in regard to such Affiliate(s).